UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2003

SPINNAKER EXPLORATION COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16009 (Commission File Number)	76-0560101 (I.R.S. Employer Identification No.)

1200 Smith Street, Suite 800 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 759-1770

Item 5. Other Events and Regulation FD Disclosure.

Derivatives and Hedging Activities

The Company enters into New York Mercantile Exchange (“NYMEX”) related swap contracts and collar arrangements from time to time to reduce its exposure to fluctuations in natural gas and oil prices and to achieve more predictable cash flow. These swap contracts and collar arrangements will settle based on the reported settlement price on the NYMEX for the last trading day of each month for natural gas.

Subsequent to filing the third quarter Form 10-Q on November 12, 2003, the Company entered into the following 2004 commodity price risk management positions. Prior to these transactions, the Company had not entered into any hedging arrangements for 2004.

Natural Gas Swap Contracts

Period	Average Daily Volume (MMBtus)	Weighted Average Price (Per MMBtu)
First Quarter 2004	30,000	$6.11
Second Quarter 2004	15,000	$4.91
Third Quarter 2004	15,000	$4.87
Fourth Quarter 2004	8,370	$4.92

Natural Gas Collar Arrangements

Period	Average Daily Volume (MMBtus)	Weighted Average Floor Price (Per MMBtu)	Weighted Average Ceiling Price (Per MMBtu)
First Quarter 2004	20,000	$5.25	$6.64
Second Quarter 2004	20,000	$4.38	$5.48
Third Quarter 2004	20,000	$4.38	$5.48
Fourth Quarter 2004	13,370	$4.44	$5.56

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINNAKER EXPLORATION COMPANY

Date: December 16, 2003	By:	/s/ JEFFREY C. ZARUBA

Name: Jeffrey C. Zaruba
Title: Vice President, Treasurer and Assistant Secretary